                             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer Developing Markets Fund:

     We  consent  to the  use in  this  Registration  Statement  of  Oppenheimer
     Developing Markets Fund of our report dated September 22, 2004, included in the Statement of Additional Information, which is part of such Registration
     Statement,  and to the references to our firm under the headings "Financial
     Highlights"  appearing  in the  Prospectus,  which  is  also  part  of such
     Registration Statement and "Independent  Registered Public Accounting Firm"
     appearing in the Statement of Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
October 25, 2004